Exhibit 10.4

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Loan Contract

This Loan Contract (hereinafter referred to as the “Contract”) is signed on [***] in Beijing, the PRC, by and between the following parties:

(1)	Shanghai Ke Lu Internet Technology Co., Ltd. (hereinafter referred to as the “Lender”), a wholly foreign-owned enterprise established and existing under the laws of the PRC, with its address at [***];

(2)	[***] (hereinafter referred to as the “Borrower”), a Chinese citizen, whose identity card number is [***].

Lender and Borrower are hereinafter each referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

l.	As of the date hereof, the Borrower holds a [***]% equity interest in 北京客路网络科技有限公司 (hereinafter referred to as the “Borrower Company”), which represents the registered capital of the Borrower Company in the amount of RMB[***]. All of the Borrower’s present and future Borrower’s equity interests Company are collectively referred to as the Borrower’s equity interests;

2.	The Lender confirms that it agrees to provide a loan of RMB[***] to the Borrower for the purposes stipulated in this Contract.

In consideration of the friendly negotiation, the Parties have reached this Contract as follows:

1	Borrowing

1.1	Pursuant to the terms of this Contract, in the event that the Borrower is required by laws and regulations or the competent governmental departments to pay the paid-up registered capital of the Borrower Company or any other clearances as the Lender deems appropriate, the Lender agrees to provide the Borrower with a loan of RMB[***] (the “Loan”), the time of disbursement shall be separately agreed by the Parties. The term of the loan shall be 10 years from the date of actual disbursement of the loan upon this Contract become effective, which may be extended by mutual written consent of both parties. During the term of the loan or during the extended term of the loan, the Borrower must immediately repay the loan in advance in the event of any of the following circumstances:

1.1.1	The 30-day period expires after the Borrower receives a written notice from the Lender requesting repayment;

1.1.2	The Borrower’s death, incapacity or restriction of civil capacity;

1.1.3	The Borrower ceases to be employed by the Lender, the Borrower Company, or its affiliates, for any reason whatsoever;

1.1.4	The Borrower engages in criminal conduct or is involved in criminal activity;

1.1.5	Pursuant to the applicable PRC laws, a foreign investor may make a controlling and/or wholly-owned investment in the PRC in the principal business in which the Borrower Company is currently engaged, and the relevant PRC authorities begin to approve such business, and the Lender decides to exercise the conversion option under the Exclusive Purchase Option Agreement described herein (hereinafter referred to as the “Exclusive Purchase Option Agreement”).

1.2	Lender’s loan hereunder shall apply only to the Borrower itself and shall not apply to the Borrower’s successors or assignees.

1.3	The Borrower agrees to accept the aforementioned loan from the Lender and hereby agrees and warrants that the loan will be used to contribute to the registered capital of Borrower Company. The Borrower shall not use the aforementioned amount for any other purpose unless prior written consent of the Lender is obtained.

1.4	The Lender and the Borrower hereby agree and confirm that the Borrower’s repayment of the loan shall be made only at the Lender’s sole option in the form of: the Borrower’s transfer of all of the Borrower’s equity interests held by the Borrower to the Lender or to a person (legal or natural) designated by the Lender, pursuant to the Lender’s right under the Exclusive Purchase Option Agreement to purchase the Borrower’s equity interests and that the Borrower shall apply any proceeds obtained by the Lender from the transfer of the Borrower’s equity interests (to the extent permitted) shall be used by the Borrower for the repayment of the loan to the Lender under this Contract, all in the manner specified by the Lender.

1.5	The Lender and the Borrower hereby agree and confirm that the Lender shall have the right, but not the obligation, to purchase or designate another person (legal or natural) to purchase all or a portion of the Borrower’s equity interests at the agreed Conversion Price under the Exclusive Purchase Option Agreement at any time, to the extent permitted by applicable laws.

1.6	The Borrower also undertakes to execute an irrevocable Power of Attorney (hereinafter referred to as the “Power of Attorney”) authorizing the Lender or a legal or natural person designated by the Lender to exercise all of its rights as a shareholder of the Borrower Company on its behalf.

1.7	When the Borrower transfers its equity interest in the Borrower to the Lender or a person designated by the Lender, the loan hereunder shall be deemed to be interest-free if the transfer price of such equity interest is equal to or less than the principal amount of the loan hereunder. However, if the transfer price of such equity interest is higher than the principal amount of the loan hereunder, the exceeding amount shall be deemed to be interest on the loan under this Contract and shall be repaid by the Borrower to the Lender.

2	Representations and Warranties

2.1	From the date of this Contract until the termination of this Contract, the Lender makes the following representations and warranties to the Borrower;

2.1.1	The Lender is a company incorporated and legally subsisting under the laws of the PRC;

2.1.2	The Lender is authorized to sign and perform this Contract. The signing and performance of this Contract by the Lender is in accordance with the scope of business of the Lender and the provisions of the articles of association or other organizational documents of the Lender, and the Lender has obtained all necessary and appropriate approvals and authorizations for the signing and performance of this Contract; and

2.1.3	this Contract, once executed, constitutes a legally valid and legally enforceable obligation on the part of the Lender.

2.2	From the date of this Contract until the termination of this Contract, the Borrower makes the following representations and warranties:

2.2.1	The Borrower is authorized to sign and perform this Contract and has obtained all necessary and proper approvals and authorizations for the signing and performance of this Contract;

2.2.2	This Contract, once executed, constitutes a legally valid and legally enforceable obligation on the part of the Borrower; and

2.2.3	There is no dispute, litigation, arbitration, administrative proceeding or any other legal proceeding relating to the Borrower, nor is there any potential dispute, litigation, arbitration, administrative proceeding or any other legal proceeding relating to the Borrower.

3	Undertakings by the Borrower

3.1	The Borrower, in its capacity as a shareholder of the Borrower Company, irrevocably undertakes to procure the Borrower Company during the period of validity of this Contract:

3.1.1	strictly comply with the requirements under the Exclusive Purchase Option Agreement and the Exclusive Business Cooperation Agreement (hereinafter referred to as the “Exclusive Business Cooperation Agreement”) to which the Borrower Company is a party and to refrain from any act/omission which affect the validity and enforceability of the Exclusive Purchase Option Agreement and the Exclusive Business Cooperation Agreement;

3.1.2	To enter into contracts/agreements with the Lender (or its designee) in respect of the Business Collaboration at any time at the request of the Lender (or its designee) and to ensure strict performance of such contracts/agreements;

3.1.3	Provide the Lender with all information on its operations and financial condition at the request of the Lender;

3.1.4	Immediately notify the Lender of any litigation, arbitration, or administrative proceeding that occurs or may occur with respect to its assets, operations, and income;

3.1.5	Appoint, at the request of the Lender, any person designated by the Lender to be a director of the Borrower Company;

3.2	The Borrower undertakes that during the term of this Contract, it shall:

3.2.1	use its best endeavors to enable the Borrower Company to engage in its principal business, as specified in the Business License;

3.2.2	strictly comply with the requirements under this Contract, the Power of Attorney, the Equity Pledge Agreement (hereinafter referred to as the “Equity Pledge Agreement”) and the Exclusive Purchase Option Agreement to which it is a party, and effectively perform its obligations under this Contract, the Power of Attorney, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement, and refrain from any act that is act/omission which affect the validity and enforceability of this Contract, the Power of Attorney, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement;

3.2.3	not sell, assign, pledge or otherwise dispose of legal or beneficial interests in the Borrower’s equity interests or permit the creation of any other guarantee interest thereon, except as provided in the Equity Pledge Agreement;

3.2.4	procure the shareholders’ meeting and/or the board of directors of the Borrower Company shall not authorize the sale, transfer, pledge or otherwise dispose of the legal or beneficial interest in the Borrower’s equity interests or permit the creation of any other guarantee interest thereon, except to the Lender or to the Lender’s designees, without the prior written consent of the Lender;

3.2.5	procure the shareholders’ meeting and/or the board of directors of the Borrower Company to disapprove the merger or consolidation of the Borrower Company with, or the acquisition of or investment in, any person without the prior written consent of the Lender;

3.2.6	immediately notify the Lender of any litigation, arbitration or administrative proceeding that occurs or may occur with respect to the Borrower’s equity interests;

3.2.7	execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate charges or defend against all claims as may be necessary and appropriate in order to maintain its ownership of the Borrower’s equity interests;

3.2.8	the Borrower shall not, without the prior written consent of Lender, engage in any act and/or omission that could have any material effect on the assets, business and liabilities of Borrower Company;

3.2.9	to appoint, at the request of the Lender, any person designated by the Lender to be a director of the Borrower Company;

3.2.10	to the extent permitted by the laws of the PRC, if requested by the Lender from time to time, unconditionally and immediately transfer the Borrower’s equity interests to the Lender or its designated representative at any time and procure other shareholders of the Borrower Company to waive their pre-emptive right with respect to the transfer of the equity interests referred to in this paragraph;

3.2.11	to the extent permitted by the laws of the PRC, if requested by the Lender from time to time, procure other shareholders of the Borrower Company to unconditionally and immediately transfer to the Lender or its designated representative, at any time, all of the equity interests owned by such shareholders in the Borrower Company, the Borrower hereby waives their pre-emptive right with respect to the transfer of the equity interests referred to in this paragraph;

3.2.12	in the event that Lender purchases Borrower’s equity interests from the Borrower in accordance with the provisions of the Exclusive Purchase Option Agreement, the Borrower shall prioritize the repayment of the loan to the Lender for the entire amount of such purchase price received by Borrower; and

3.2.13	not supplement, alter or amend its constitutional documents, increase or decrease its registered capital, or change its share capital structure in any form without the prior written consent of the Lender.

4	Liability for Breach of Contract

4.1	If the Borrower materially breaches any of the covenants under this Contract, the Lender shall have the right to terminate this Contract and demand damages from the Borrower; this Clause 4. 1 shall be without prejudice to any other rights of the Lender hereunder.

4.2	Unless otherwise provided by law, the Borrower shall not have any right to terminate or rescind this Contract in any circumstances.

4.3	If the Borrower fails to fulfill the repayment obligation according to the terms stipulated in this Contract, the Borrower shall pay overdue interest at the rate of one ten-thousandth of one percent of the amount payable but not yet paid on a daily basis until the date on which the Borrower has repaid the entire principal amount of the loan, the overdue interest and other sums.

5	NOTICE

5.1	Any notices, requests, demands and other correspondence required by or made under this Contract shall be in writing and served to the relevant party.

5.2	Such notices or other correspondence shall be deemed to have been served upon dispatch if sent by facsimile or telex, or upon personal delivery if delivered in person, or five (5) days after posting if sent by mail.

6	Duty of confidentiality

The Parties acknowledge and confirm that any information, whether oral or written, relating to this Contract, the contents of this Contract, and any information exchanged between them in connection with the preparation or performance of this Contract shall be deemed to be confidential. The Parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other party, except: (a) any information known or to become known to the public (provided that such disclosure is not unauthorized to the public by the party to whom the confidential information is disclosed to); (b) any information required to be disclosed pursuant to applicable laws or regulations, stock exchange rules, or governmental or court orders; or (c) any information required to be disclosed by any party to its shareholders, directors, employees, legal or financial advisors in connection with the transactions stated in this Contract, and such shareholders, directors, employees, legal or financial advisors are subject to a duty of confidentiality similar to that contained herein. Any disclosure by the shareholders, directors, employees or engaged organizations of any party shall be deemed to be a breach of confidentiality by such party and shall be liable for breach of contract in accordance with this Contract.

7	Applicable Laws and Dispute Resolution

7.1	The entering, validity, interpretation, performance, modification and termination of this Contract and the settlement of disputes shall be governed by the applicable laws of the PRC.

7.2	Any dispute arising under and in connection with this Contract shall be resolved by consultation between the Parties, and if the Parties are unable to reach an agreement within 30 days after the dispute has arisen, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with CIETAC’s Arbitration Rules, and the result of the arbitration shall be final and binding on all Parties. During the period of dispute resolution, the Parties under this Contract shall continue to exercise their respective rights and fulfill their respective obligations hereunder, except for the matters in dispute.

7.3	In the event of any dispute arising out of the interpretation and performance of this Contract or in the event that any dispute is under arbitration, the Parties under this Contract shall continue to exercise their respective other rights and perform their respective other obligations under this Contract, except for the matter in dispute.

8	Miscellaneous

8.1	This Contract shall come into effect on the date it is signed by both Parties and shall expire on the date on which the Parties have fulfilled their respective obligations under this Contract.

8.2	This Contract is executed in Chinese in two copies, one for the Lender and one for the Borrower.

8.3	This Contract may be amended and supplemented by mutual agreement in writing. The modification and/or supplemental agreement between the Parties to this Contract shall be an integral part of this Contract and shall have the same legal effect as this Contract.

8.4	If any one or more of the provisions of this Contract shall be held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or impaired in any respect. The Parties shall seek to replace those provisions which are invalid, illegal or unenforceable by negotiating in good faith for provisions which are valid to the fullest extent permitted by law and desired by the Parties, and the economic effect of such valid provisions shall be similar as far as possible to the economic effect of those provisions which are invalid, illegal or unenforceable.

8.5	The Annexes (if any) to this Contract shall be an integral part of this Contract and shall have the same legal effect as this Contract.

8.6	Any obligations arising out of or expiring prior to the expiration or early termination of this Contract shall survive the expiration or early termination of this Contract. The provisions of clauses 4, 6 and 7 of this Contract and this clause 8.6 shall survive the termination of this Contract.

IN WITNESS WHEREOF, the Parties have caused this Loan Contract to be executed by their authorized representatives on the date set forth at the top of this document and to become effective.

Lender:	Shanghai Ke Lu Internet Technology Co., Ltd. (Official Seal)
Signature	/s/ Lin Zhaowei
Name:	Lin Zhaowei
Position:	Legal Representative

IN WITNESS WHEREOF, Twin Power has caused this Loan Contract to be signed by its authorized representative on the date set forth at the beginning of this document.

Borrower: [***]
Signature	[***]